Exhibit 5.1

January 2, 2026

Pinnacle Financial Partners, Inc.
3400 Overton Park Drive
Atlanta, Georgia 30339

Re:	Pinnacle Financial Partners, Inc.—Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Executive Vice President and Chief Legal Officer of Pinnacle Financial Partners, Inc. (formerly Steel Newco Inc.), a Georgia corporation (the “Company”).  This opinion letter is being rendered on behalf of the Company in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement registers up to 6,675,000 shares of common stock, par value $1.00 per share, of the Company (the “Shares”), which are issuable or may be issuable in respect of the (i) Synovus Financial Corp. 2021 Employee Stock Purchase Plan, (ii) the Synovus Financial Corp. 2021 Omnibus Plan (as amended) and (iii) the Pinnacle Financial Partners, Inc. 2018 Omnibus Equity Incentive Plan (as amended and restated) (each of clauses (i)-(iii), a “Plan” and collectively, the “Plans”), in each case assumed by the Company and including any equity awards granted thereunder that were converted into corresponding equity awards of the Company, in connection with the transactions contemplated by the Merger Agreement (as defined in the Registration Statement).

In rendering the opinions expressed herein, and except as hereinafter limited, I, or others who report to me, have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the certificate of incorporation and bylaws of the Company, in each case, as amended through the date hereof, and have made such other investigations as I have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, I have relied upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinion set forth below, I have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies, and the legal capacity of all individuals executing any of the foregoing documents.

In rendering the opinion set forth below, I have also assumed that the Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any, evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by me evidencing the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that when the Shares have been issued and delivered pursuant to the terms and conditions set forth in the Registration Statement, the respective prospectus delivered to participants in each Plan, and each Plan, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

This opinion letter is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein.  This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion letter is delivered as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect this opinion letter and the other statements expressed herein.  This opinion letter is furnished to you for your use in connection with the Registration Statement pursuant to Item 601(b)(5) of Regulation S-K under the Act.  This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or replied upon by any other person or for any other purpose without my prior express written consent.

I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving my consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Allan E. Kamensky